Exhibit 99-1

[Energy East Corporation News Release Letterhead]

FERC approves Iberdrola Acquisition of Energy East

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FOR IMMEDIATE RELEASE

         Portland, Maine, December 10, 2007 - On December 6, 2007, the Federal Energy Regulatory Commission (FERC) issued an order approving the acquisition of Energy East Corporation [NYSE: EAS] by Iberdrola, S.A. In the order FERC noted that the acquisition does not present vertical or horizontal market power issues and that the proposed combination will not harm competition.

         "The approval by FERC represents the fifth regulatory approval and/or consent that we have received to date," said Wes von Schack Energy East's Chairman and Chief Executive Officer. "We continue to receive strong support from all constituencies, including customers, employees and the communities we serve, as Iberdrola is committed to helping us make the necessary infrastructure investments to meet our customers' future energy needs in an environmentally responsive manner." Energy East's shareholders overwhelmingly approved the transaction at a meeting held on November 20, 2007.

         Remaining regulatory approvals include state approvals in New York, Maine and New Hampshire. The transaction is expected to be completed in the first half of 2008.

FORWARD LOOKING STATEMENTS

This communication contains forward-looking information and statements about Energy East. Forward-looking statements are statements that are not historical facts. These statements may include financial projections and estimates and their underlying assumptions, statements regarding plans, objectives and expectations with respect to future operations, products and services, and statements regarding future performance. Forward-looking statements are generally identified by the words "expects," "anticipates," "believes," "intends," "estimates" and similar expressions. Although the management of Energy East Corporation believes that the expectations reflected in such forward-looking statements are reasonable, investors and holders of Energy East Corporation shares are cautioned that forward-looking information and statements are subject to various risks and uncertainties, many of which are difficult to predict and generally beyond the control of Energy East Corporation, that could cause actual results and developments to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include those discussed or identified in the public documents sent by Energy East to their regulators and under "Risk Factors" in their annual and quarterly reports filed with the SEC. Except as required by applicable law, Energy East undertakes no obligation to update any forward-looking information or statements.

About Energy East:

Energy East is a respected super-regional energy services and delivery company serving about 3 million customers throughout upstate New York and New England. By providing outstanding customer service and meeting customers' energy requirements in an environmentally friendly manner, Energy East will continue to be a valuable asset to the communities we serve.

Contact:	Investor Relations Energy East +1-207-688-4386 Web site: http://www.energyeast.com